UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K
 CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

 Date of Report: September 29, 2020
 (Date of earliest event reported: September 29, 2020)

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.
001-11178	Revlon, Inc.	13-3662955
Delaware
One New York Plaza
New York, New York, 10004
212-527-4000

033-59650	Revlon Consumer Products Corporation	13-3662953
Delaware
One New York Plaza
New York, New York, 10004
212-527-4000

Former Name or Former Address, if Changed Since Last Report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) or 12(g) of the Act:

	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
	Class A Common Stock	REV	New York Stock Exchange
Revlon Consumer Products Corporation	None	N/A	N/A

Indicate by check mark whether each registrant is an "emerging growth company" as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter) in Rule 12b-2 of the Exchange Act.

Emerging Growth Company
Revlon, Inc.	Yes ☐ No ☐
Revlon Consumer Products Corporation	Yes ☐ No ☐

If an emerging growth company, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.    Other Events.

On September 29, 2020, Revlon Consumer Products Corporation (“Products Corporation,” the “Company” or “we” (and its various forms)), the direct wholly-owned operating subsidiary of Revlon, Inc., commenced an exchange offer (the “Exchange Offer”) to exchange any and all of the outstanding $344,785,000 aggregate principal amount of its 5.75% Senior Notes due 2021 (the “Existing Notes”) for, at the holder’s option, consideration consisting of (i) cash or (ii) if the holder is an Eligible Holder (as defined below), a combination of cash, ABL FILO Term Loans (as defined below) and New BrandCo Second-Lien Term Loans (as defined below), on the terms as set forth in the confidential Offering Memorandum and Consent Solicitation Statement (the “Offering Memorandum”), dated September 29, 2020.  Concurrently with the Exchange Offer, the Company is soliciting consents (the “Consent Solicitation”) to eliminate substantially all of the restrictive covenants and certain events of default provisions from the Indenture governing the Existing Notes (the “Indenture”).

For each $1,000.00 principal amount of Existing Notes validly tendered, holders will receive either, at their option, (i) $275.00 in cash (plus a $50.00 early tender/consent fee payable if such Existing Notes are tendered at or before 5:00 p.m. New York City time on October 13, 2020 (the “Early Tender Deadline”)), for an aggregate of $325.00 in cash (“Cash Consideration”), or (ii) if the holder is (a)(i) a qualified institutional buyer as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), (ii) an institutional accredited investor within the meaning of Rule 501(a)(1), (a)(2), (a)(3) or (a)(7) of the Securities Act or (iii) a person that is not a “U.S. person” within the meaning of Regulation S under the Securities Act, (b) not a natural person and (c) not a “Disqualified Institution” (as defined under the 2016 U.S. ABL Facility (as defined below) and related security documents and intercreditor agreements or the 2020 BrandCo Term Loan Facility (as defined below) and related security documents and intercreditor agreements) (an “Eligible Holder”), a combination of (1) $200.00 in cash (plus a $50.00 early tender/consent fee payable if such Existing Notes are tendered at or before the Early Tender Deadline), for an aggregate of $250.00 in cash, plus (2) $145.00 aggregate principal amount of ABL FILO Term Loans, plus (3) $217.50 aggregate principal amount of New BrandCo Second-Lien Term Loans (collectively, in the case of Eligible Holders, the “Mixed Consideration”). Existing Note holders who tender their Existing Notes after the Early Tender Deadline will not be eligible to receive the $50.00 early tender/consent fee.  Eligible Holders electing to receive Mixed Consideration will be required to become lenders under the credit agreements governing the ABL FILO Term Loans and the BrandCo Term Loans and must complete the joinders, questionnaires, tax documentation and other requirements of the respective agents thereunder (including “know your customer” and other similar documentation), as described in the Offering Memorandum.  Failure to do so will render invalid a tender of Existing Notes by the electing Eligible Holder.

The Exchange Offer will expire at 11:59 p.m. on October 27, 2020 (the “Expiration Time”), subject to earlier termination, withdrawal or extension by the Company at its discretion.

The ABL FILO Term Loans will be “Tranche B” term loans, ranking junior in right of payment to the “Tranche A” revolving loans (“ABL Tranche A Loans”), under the Asset-Based Revolving Credit Agreement (the “2016 U.S. ABL Facility”), dated as of September 7, 2016 (as thereafter amended from time to time), by and among the Company, Revlon, Inc., certain local borrowing subsidiaries from time to time party thereto, certain lenders and issuing lenders party thereto and Citibank, N.A., as administrative agent, collateral agent, issuing lender and swingline lender (such Tranche B term loans, the “ABL FILO Term Loans”).

The New BrandCo Second Lien Term Loans will be “Term B-2 Loans” (ranking junior to the Term B-1 Loans and senior to the Term B-3 Loans with respect to liens on certain specified collateral) under the BrandCo Credit Agreement (the “2020 BrandCo Term Loan Facility”), dated as of May 7, 2020 (as thereafter amended from time to time), among the Company, Revlon, Inc., the lenders from time to time party thereto and Jefferies Finance LLC, as administrative agent and as collateral agent (such Term B-2 Loans, the “New BrandCo Second-Lien Term Loans”).

The Company expects to settle the Exchange Offer shortly after the Early Tender Deadline (if the conditions to the Exchange Offer and Consent Solicitation are fulfilled at that time) or the Expiration Time, as the case may be. Accrued and unpaid interest on the Existing Notes will be paid to, but not including, the settlement date (or the early settlement date, if applicable) of the Exchange Offer.

In conjunction with the Exchange Offer, the Company is soliciting consents (the “Consent Solicitation”) to effectuate proposed amendments, which will eliminate substantially all of the restrictive covenants and certain events of default provisions from the Indenture. Holders who tender their Existing Notes in the Exchange Offer must also, and will be deemed to, deliver their consents with respect to such Existing Notes pursuant to the Consent Solicitation.

The Exchange Offer and Consent Solicitation are subject to the following conditions precedent:  (i) the valid tender without valid withdrawal of not less than 95% of the aggregate outstanding principal amount of Existing Notes (and the provision of the related consents for such tendered Existing Notes); (ii) the receipt of all necessary consents from the lenders under the 2016 U.S. ABL Facility and the 2020 BrandCo Term Loan Facility; (iii) the receipt of requisite consents in the Consent Solicitation and the execution of a supplemental indenture to the Indenture to effectuate the proposed amendments; (iv) the aggregate principal amount of ABL FILO Term Loans issued in exchange for tendered Existing Notes shall be no greater than $50 million; (v) the aggregate principal amount of New BrandCo Second-Lien Term Loans issued in exchange for tendered Existing Notes shall be no greater than $75 million; (vi) satisfaction of the Minimum Liquidity Closing Condition (as defined in the BrandCo TSA (as defined below)); and (vii) and other general conditions set forth in the Offering Memorandum.  The conditions precedent are for the sole benefit of the Company and may be amended or waived, in whole or in part, at any time, by the Company, subject to applicable law and the terms of the BrandCo TSA.

For holders of Existing Notes, the foregoing is only a summary of the terms and conditions of the Exchange Offer and Consent Solicitation.  You should read the Offering Memorandum (including the attachments and exhibits thereto) in its entirety before tendering any Existing Notes in the Exchange Offer and Consent Solicitation.

The information set forth below is being provided by Revlon, Inc. and Products Corporation in connection with the Exchange Offer and Consent Solicitation. Where information is presented on an “Exchange Offer Adjusted Basis,” it means that such information is presented giving effect to the transactions set forth in the lead paragraphs under “Capitalization,” including the various financing and refinancing transactions that have occurred subsequent to June 30, 2020 and the completion of the Exchange Offer and Consent Solicitation assuming 95% participation as of the Early Tender Deadline, participating holders of $100.0 million of Existing Notes electing Cash Consideration and the remainder of participating holders electing to receive Mixed Consideration.

Preliminary Unaudited Financial Information of Revlon, Inc.

The preliminary and unaudited financial information set forth under this caption (the “Preliminary Unaudited Information”) is derived from preliminary internal financial reports of Revlon, Inc.  The Preliminary Unaudited Information will be subject to revision based on Revlon, Inc.’s financial closing procedures and controls associated with the completion of its quarter-end financial reporting, including the quarterly closing and internal audit process, the finalization of various items, all customary reviews and approvals, and completion by Revlon, Inc.’s independent registered public accounting firm of its required review of the Revlon, Inc.’s financial statements for the quarter ending September 30, 2020. Accordingly, actual final financial information for the periods presented may differ from the Preliminary Unaudited Information, and such differences may be material.

Preliminary Liquidity Information

Revlon, Inc. estimates that its total liquidity was approximately $344 million as of September 18, 2020, consisting of: (i) approximately $271 million of unrestricted cash and cash equivalents (with approximately $79 million held outside the U.S.); (ii) approximately $53 million in available borrowing capacity under the 2016 U.S. ABL Facility, which had approximately $292 million drawn at such date; (iii) approximately $30 million in available borrowing capacity under the Amended 2019 Senior Line of Credit Facility, which had no borrowings at such date; and less (iv) approximately $10  million of outstanding checks. Under the 2016 U.S. ABL Facility, as the Company’s consolidated fixed charge coverage ratio was greater than 1.0 to 1.0 as of June 30, 2020, all of the approximately $53 million of remaining availability under the 2016 U.S. ABL Facility will be available as of September 30, 2020.

Revlon, Inc., after giving effect to the transactions contemplated by the Offering Memorandum, expects to have sufficient cash to continue its and the Company’s operations for at least the next twelve months.

Liquidity Considerations and Mandatory Payments

The following information contains forward-looking statements and estimates, and the Company cannot predict whether actual results will differ from those described below for the reasons and factors described under the caption, “Cautionary Statement about Forward-Looking Statements.”  You should read such factors and other information in conjunction with the information set forth below.

Historically, during the first three quarters of each fiscal year, the Company generates minimal or negative cash flow.  As a result, the Company must ensure it maintains sufficient liquidity in the business to run operations throughout the first three quarters of a fiscal year to bridge to the expected positive cash generating fourth quarter.

Given the Company’s liquidity profile, cash preservation is a critical focus and the Company continuously works to identify opportunities to optimize its cash position and utilization of cash, including implementing cost reduction initiatives, stringently allocating capital and prioritizing its investments in key territories and brands.

Historical cumulative cash flows used in operating and investing activities for the first nine months of each period presented below were as follows  ($ in millions):

	Nine Months Ended September 30,
	2017	2018	2019
Cash Flows used in Operating Activities	$(274)	$(297)	$(167)
Cash Flows used in Investing Activities	(69)	(42)	(20)
Total	$(344)	$(339)	$(187)

The Company estimates that primarily due to the ongoing COVID-19 pandemic related impacts on the Company’s business and cash expenses related to the Company’s 2020 Restructuring Program, the Company’s total cash flow generation from operating activities and investing activities for the three months ending December 31, 2020 will be materially lower than for the comparable periods in 2017, 2018 and 2019.

The Company estimates that, as of September 18, 2020, its total liquidity was approximately $344 million.  The Company expects to deploy a portion of its cash to satisfy the following mandatory debt payments (excluding payments on the Existing Notes for comparability purposes) over the first three quarters of 2020 and 2021 ($ in millions, on an Exchange Offer Adjusted Basis):

	Nine Months Ending September 30,
	2020E	2021E
Cash Interest:
Term Loans (1)	$116	$145
6.25% Senior Notes due 2024	28	27
ABL Tranche A Loans and ABL FILO Term Loans (2)	8	10
Total Cash Interest	$153	$182
Cash Amortization	9	16
Total Cash Interest and Amortization	$162	$198
____________________
(1)
Includes the RCPC Term Loan Facility, the 2020 BrandCo Term Loan Facility and the 2018 European ABL Facility (as defined below) bearing interest at a blended rate of 7.6% and 8.8% per annum in 2020E and 2021E, respectively.

(2)	2021E assumes that an average of $240.7 million aggregate principal amount is outstanding during the entire period presented, bearing interest at a rate of 5.5% per annum.

In addition to cash interest payments, the Company expects to make additional mandatory payments over the first three quarters of 2020 and 2021 in the range of $15 to $25 million associated with pension cash contributions, cash taxes and other public company expenses. As publicly disclosed from time to time in the Company’s quarterly reports on Form 10-Q, the Company also has other material cash commitments for items such as permanent displays and capital expenditures.

Other Recent Developments

Amendments to the 2020 BrandCo Term Loan Facility

The Company and certain lenders under the 2020 BrandCo Term Loan Facility that represent more than a majority in aggregate principal amount of loans thereunder (the “Supporting BrandCo Lenders”) have entered into a Transaction Support Agreement (the “BrandCo TSA”), dated as of September 28, 2020, under which the Supporting BrandCo Lenders have agreed to take certain actions to facilitate the Exchange Offer and Consent Solicitation, including, among other things:

•
Relinquishing certain rights of such Supporting BrandCo Lenders to “roll-up” loans held by such Supporting BrandCo Lenders under the RCPC Term Loan Agreement into New BrandCo Second-Lien Term Loans (the “Roll-up Rights”);

•	Tendering any Existing Notes held by such Supporting BrandCo Lenders into the Exchange Offer and Consent Solicitation;

•
Consenting to amendments to the 2020 BrandCo Term Loan Facility to permit the exchange of Existing Notes for the New BrandCo Second-Lien Term Loans as contemplated by the Offering Memorandum and the payment of the BrandCo Support and Consent Consideration (as defined below);

•
Consenting to other amendments to the 2020 BrandCo Term Loan Facility and the 2016 U.S. ABL Facility that will permit the Exchange Offer and Consent Solicitation to be completed as contemplated by the Offering Memorandum; and

•	Supporting and cooperating with the Company to consummate the transactions contemplated by the BrandCo TSA and the Offering Memorandum, including the Exchange Offer and Consent Solicitation.

In connection with such amendments, the Company has agreed to provide the following consideration (collectively, the “BrandCo Support and Consent Consideration”):

•
$12.5 million aggregate principal amount of New BrandCo Second-Lien Term Loans as a fee to the Supporting BrandCo Lenders under the BrandCo TSA in connection with such Supporting BrandCo Lenders’ relinquishment of their Roll-up Rights;

•
$10.0 million aggregate principal amount of New BrandCo Second-Lien Term Loans to one of the Supporting BrandCo Lenders in exchange for $18.7 million aggregate principal amount of the Company’s 6.25% Senior Notes due 2024 held by such Supporting BrandCo Lender; and

•
to all lenders under the 2020 BrandCo Term Loan Facility (including the Supporting BrandCo Lenders), an amendment fee payable pro rata based on principal amount of loans consenting, consisting of, at the Company’s option, either (x) an aggregate of $2.5 million of cash or (y) $5.0 million aggregate principal amount of New BrandCo Second-Lien Term Loans.

MacAndrews & Forbes Restated Line of Credit Facility

In light of the upcoming maturity on July 9, 2021 of the Company’s Term Loan Credit Agreement, dated as of July 9, 2018 (as thereafter amended from time to time), by and among Revlon Holdings B.V. and Revlon Finance LLC (the “European ABL Borrowers”), the guarantors party thereto, the Lenders party thereto and Citibank, N.A., as Administrative Agent and Collateral Agent (the “2018 European ABL Facility,”) and the upcoming expiration on December 31, 2020 of the Amended and Restated 2019 Senior Unsecured Line of Credit Agreement, dated as of November 7, 2019 (the “Unsecured 2019 Senior Line of Credit Facility”) under which MacAndrews & Forbes Group, LLC (“M&F”) has provided a $30.0 million unsecured line of credit (the “Unsecured Line”), the Company has sought to refinance or extend both the 2018 European ABL Facility and the Unsecured 2019 Senior Line of Credit Facility.  The Company has sought to do so in order to reinforce its liquidity position to be better able to address the current business and economic environment and prepare for any further potential disruptions to its business and operations as may be brought on by the COVID-19 pandemic or other events.

As a result, on September 28, 2020, the Company and M&F entered into an amendment and restatement of the Unsecured 2019 Senior Line of Credit Facility (the “Restated Line of Credit Facility”).  The Restated Line of Credit Facility anticipates a future refinancing of the 2018 European ABL Facility (a “Future Refinanced European ABL Facility”).  The Restated Line of Credit Facility will provide for an up to $30.0 million tranche of a new facility of the European ABL Borrowers (the “New European ABL FILO Facility”) that is secured on a “last-out” basis by the same collateral as the 2018 European ABL Facility or, if no Future Refinanced European ABL Facility is obtained, a stand-alone $30.0 million credit facility secured by the same collateral as the 2018 European ABL Facility when that facility is terminated, in each case, subject to a borrowing base.  Upon the earlier of (x) the incurrence of a New European ABL FILO Facility and (y) December 31, 2020, the Unsecured Line will terminate, such that M&F’s maximum committed amount under the Restated Line of Credit Facility will never exceed $30.0 million.

The New European ABL FILO Facility would mature on (x) the maturity date of any such Future Refinanced European ABL Facility or (y) if there is no Future Refinanced European ABL Facility, July 9, 2022.  To the extent the Future Refinanced European ABL Facility exceeds $35.0 million in principal amount, the amount available under the New European ABL FILO Facility would decrease on a dollar-for-dollar basis, such that, if the Company were able to obtain a Future Refinanced ABL Facility of $65.0 million from third parties, there would be no amounts available under the New European ABL FILO Facility.  The interest rate for the New European ABL FILO Facility will be LIBOR + 10.00%.  The covenants for the New European ABL FILO Facility would be substantially the same as those applicable to the 2018 European ABL Facility.

Additional Risk Factors

The ongoing COVID-19 pandemic has resulted in significantly decreased net sales for the Company and has had, and could continue to have, a significant adverse effect on the Company's business, results of operations, financial condition and/or cash flows.

The ongoing COVID-19 pandemic has had, and continues to have, a significant adverse effect on the Company’s business around the globe, which could continue for the foreseeable future. After China began reporting on the spread of the COVID-19 coronavirus in early 2020, there have been approximately 31 million cases of the COVID-19 coronavirus globally and it has contributed to over 950,000 deaths worldwide, according to data from the World Health Organization. The COVID-19 pandemic has adversely impacted net sales in all major commercial regions that are important to the Company’s business.  COVID-19’s adverse impact on the global economy has contributed to significant and extended quarantines, stay-at-home orders and other social distancing measures; closures and bankruptcies of retailers, beauty salons, spas, offices and manufacturing facilities; increased levels of unemployment; travel and transportation restrictions leading to declines in consumer traffic in key shopping and tourist areas around the globe; and import and export restrictions. These adverse economic conditions have resulted in the general slowdown of the global economy, in turn contributing to a significant decline in net sales within each of the Company’s reporting segments and regions.

COVID-19 contributed an estimated $214 million (or $217 million, excluding the impact of foreign currency translation (“XFX”)) to Revlon, Inc.’s $222.6 million net sales decline, or a decline of 39%, in Q2 2020 versus Q2 2019 (or a decline of $215 million XFX or 38% XFX). These declines were partially offset by increased net sales of Revlon beauty tools, Revlon hair color products and Elizabeth Arden skincare and fragrances in certain markets, as well as continued strong growth in Revlon, Inc.’s e-commerce net sales. COVID-19 contributed an estimated $268 million ($272 million XFX) to Revlon, Inc.’s $323 million net sales decline, or a decline of 29%, during the six months ended June 30, 2020, compared to the prior year period (or a decline of $306 million XFX or 27% XFX). COVID-19 has continued to adversely impact the Company’s business in Q3 2020, as social-distancing restrictions and related actions designed to curb the spread of the virus have remained in place or have been reinstated as the COVID-19 pandemic spikes across the globe. These restrictions could continue for the foreseeable future, as global economies face the risk of a “second-wave” of the pandemic as re-opening plans are implemented. For example, in September 2020, to address a second-wave of COVID-19 (with government scientists warning that COVID-19 cases could spike to 50,000 cases per day by mid-October 2020), the U.K. announced that it was extending certain social distancing and work-at-home orders for approximately another 6 months.

In April 2020, the Company took several cost reduction measures designed to mitigate the adverse impact of COVID-19 on its net sales, including, without limitation: (i) reducing brand support, as a result of the abrupt decline in retail store traffic; (ii) continuing to monitor the Company’s sales and order flow and periodically scaling down operations and cancelling promotional programs; and (iii) closely managing cash flow and liquidity and prioritizing cash to minimize COVID-19’s impact on the Company’s production capabilities. In April 2020, the Company also implemented various organizational interim measures designed to reduce costs in response to COVID-19, including, without limitation: (i) switching to a reduced work week in the U.S. and in the Company's international locations and reducing executive and employee compensation in the range of 20% to 40%; (ii) furloughing approximately 40% of the Company’s U.S.-based office-based employees and 30% factory-based employees, as well as employees in a majority of the Company's other locations; (iii) suspending the Company’s 2020 merit base salary increases, discretionary profit sharing contributions and matching contributions to the Company’s 401(k) plan; (iv) reducing Board and committee compensation by 50% and eliminating Board and committee meeting fees; and (v) suspending or terminating services and payments under consulting agreements with certain directors. With these measures, including the Revlon 2020 Restructuring Program, the Company achieved cost reductions of approximately $105 million and $153 million during the three and six months ended June 30, 2020, respectively, that have substantially offset the impact of the decline in the Company's net sales over such period.   However, with the ongoing and deepening COVID-19 pandemic, these mitigation actions may not prove to be effective in insulating the Company from any further damaging economic impacts from the pandemic.

The ongoing COVID-19 pandemic has caused the Company and various of its key third party suppliers to temporarily close one or more of their manufacturing facilities. While these closures have not yet had a material adverse impact on the Company’s ability to operate and fulfill orders, if the COVID-19 restrictions continue for a period longer than the period for the re-opening of retailers, such restrictions could lead to a shortage of raw materials, components and finished products, which in turn could cause  the Company to be unable to ship products to retailers and consumers and continue to adversely impact the Company’s net sales. The continuation of any of the foregoing events or other unforeseen consequences of the COVID-19 pandemic would continue to significantly adversely affect the Company’s business, results of operations, financial condition and cash flows.

Pending litigation could result in a ruling that an event of default has occurred and is continuing under the RCPC Term Loan Facility and that all amounts owed thereunder are immediately due and payable.  If such a ruling was rendered, the event of default under the RCPC Term Loan Facility would trigger an event of default under one or more of the Company’s other debt instruments, which could materially and adversely affect the Company’s business, results of operations, financial condition and/or cash flows.

On August 12, 2020, UMB Bank, National Association (“UMB”), purporting to act as successor agent under the RCPC Term Loan Facility, filed a lawsuit, titled UMB Bank, National Association v. Revlon, Inc. et al., against Revlon, Inc., the Company, several of the Company’s subsidiaries, and several of the Company’s contractual counterparties, including Citibank, Jefferies Finance LLC, Jefferies LLC, and Ares Corporate Opportunities Fund V, in the U.S. District Court for the Southern District of New York (the “UMB Complaint”).  The UMB Complaint alleges various causes of action, stemming from various alleged breaches of the provisions of the RCPC Term Loan Facility, including claims for breach of contract, declaratory judgment and fraudulent transfer.  The UMB Complaint seeks various forms of relief, including damages, specific performance, rescission of certain existing agreements and declaratory relief.

While the Company is vigorously defending against the UMB Complaint and believes that the allegations in such complaint are meritless, if the Company is unable successfully to defend against the claims, in whole or in part, the court could find that an event of default under the RCPC Term Loan Facility has occurred and is continuing, and all loans, accrued, unpaid interest and other amounts owing thereunder could become immediately due and payable as a result.  If a court finds that an event of default under the RCPC Term Loan Facility has occurred and is continuing, the Company will also be in default under its other debt instruments, which would cause all outstanding principal amounts, accrued, unpaid interest and other amounts owing thereunder to be immediately due and payable. As of August 12, 2020, the outstanding principal amount under the RCPC Term Loan Facility was $888.6 million.  Any such developments, as well as any additional difficulties or delays in defending against the claims or other unanticipated adverse developments with respect to the litigation could adversely affect the Company’s business, results of operations, financial condition and/or cash flows.

CAPITALIZATION

The following table sets forth the cash and cash equivalents position and capitalization of the Company and its consolidated subsidiaries as of June 30, 2020:

•	On an actual basis;

•	On an as-adjusted basis to give effect to the following items (the “Subsequent Items”):

(i)
The refinancing of $36.2 million aggregate principal amount of term loans under the Term Credit Agreement, dated as of September 7, 2016 (and thereafter amended from time to time), among the Company, Revlon, Inc., the lenders from time to time party thereto and Citibank, N.A. (or its successor), as administrative agent and collateral agent (the “2016 Term Loan Facility”) using proceeds of $36.2 million aggregate principal amount of BrandCo Second-Lien Term Loans under the BrandCo Credit Agreement, dated as of May 7, 2020 (and thereafter amended from time to time), among the Company, Revlon, Inc., the lenders from time to time party thereto and Jefferies Finance LLC, as administrative agent and as collateral agent (the “2020 BrandCo Term Loan Facility”);

(ii)	The repurchase of $42.4 million aggregate principal amount of Existing Notes for aggregate cash consideration of $13.8 million; and

(iii)
Cash usage and additional borrowings of ABL Tranche A Loans after June 30, 2020 that resulted in the September 18, 2020 approximate liquidity amounts disclosed under the caption, “Preliminary Unaudited Financial Information of Revlon, Inc.—Preliminary Liquidity Information,” above.

•	On a further as-adjusted basis to give effect to the following transactions (collectively, the “Exchange Offer Adjustments”):

(i)
the completion of the Exchange Offer and Consent Solicitation, assuming that (1) 95% of the Existing Notes are tendered prior to the Early Tender Deadline and are accepted by the Company and (2) holders of $100.0 million aggregate principal amount of Existing Notes elect to receive Cash Consideration, with the remainder electing to receive Mixed Consideration;

(ii)
the payment of the BrandCo Support and Consent Consideration (including the cancellation of the 2024 Notes (as defined below) received by the Company in connection therewith), assuming that the Company elects to pay the consent fees under the 2020 BrandCo Term Loan Facility in the form of $5.0 million of New BrandCo Second-Lien Term Loans; and

(iii)	the payment of associated fees and expenses resulting from the transactions contemplated by the Exchange Offer and Consent Solicitation.

You should read this information in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and related notes in Revlon, Inc. and the Company’s Form 10-K for the fiscal year ended December 31, 2019 and Revlon, Inc. and the Company’s Form 10-Qs for the fiscal quarters ended March 31, 2020 and June 30, 2020, in each case filed with the SEC during 2020.  Certain amounts have been subject to rounding adjustments. Accordingly, amounts shown as totals may not be an arithmetic aggregation of the amounts that precede them. For more information regarding the debt instruments discussed below, see Note 9 to the audited financial statements included in Revlon, Inc. and the Company’s Form 10-K and the description of the 2020 BrandCo Term Loan Facility and related transactions included in Part II, Item 5 of Revlon, Inc. and the Company’s Form 10-Q relating to the quarter ended March 31, 2020.

This capitalization table speaks as of June 30, 2020.  The data presented below on an as adjusted basis reflect only the effects of the Subsequent Items and not any other transactions or events that have occurred since June 30, 2020.  Similarly, the data presented below on an as further adjusted basis reflect only the cash effects of the Subsequent Items and the Exchange Offer Adjustments and not any other transactions or events that have occurred since June 30, 2020.  Accordingly, as adjusted and as further adjusted data presented below should not be read as presenting historical financial data and may not be representative of the data presented in Revlon, Inc. and the Company’s financial statements for the quarter ending September 30, 2020, which will be filed as part of Revlon, Inc. and the Company’s upcoming quarterly report on Form 10-Q for such quarter.

	As of June 30, 2020
	Actual	As Adjusted	As Further Adjusted
	(in millions, except shares and par value)
Cash and cash equivalents (a)	$338.5	$271.0	$164.5
Indebtedness (including current portion): (b)
2016 U.S. ABL Facility (c)
ABL Tranche A Loans	$247.2	$290.1	$290.1
ABL FILO Term Loans	--	--	26.0
2018 European ABL Facility (d)	51.6	51.6	51.6
2020 BrandCo Term Loan Facility (e)
BrandCo First-Lien Term Loans	837.6	837.6	837.6
BrandCo Second-Lien Term Loans	742.1	778.3	830.8
BrandCo Third-Lien Term Loans	2.8	2.8	2.8
2016 Term Loan Facility (f)	911.8	875.6	875.6
Existing Notes	387.2	344.8	17.3
6.25% Senior Notes due 2024 (g)	443.5	443.5	424.8
Amended 2019 Senior Line of Credit Facility (h)	--	--	--
Other	0.3	0.3	0.3
Total indebtedness	$3,624.1	$3,624.6	$3,356.9

Stockholders’ Deficiency:
Preferred Stock, par value $1.00 per share, 546 shares issued and outstanding	$54.6	$54.6	$54.6
Common Stock, par value $1.00 per share, 5,260 shares issued and outstanding	--	--	--
Additional paid-in capital	1,000.0	1,000.0	1,000.0
Retained deficit	(2,230.5)	(2,201.9)	(2,038.5)
Accumulated other comprehensive loss	(235.8)	(235.8)	(235.8)
Total stockholders’ deficiency	$(1,411.7)	$(1,383.1)	$(1,219.7)
Total capitalization	$2,212.4	$2,241.5	$2,137.2

(a)
As of September 18, 2020, Revlon, Inc. and the Company’s cash and cash equivalents were approximately $271 million.  Cash and cash equivalents presented on an as adjusted basis reflects cash usage and additional borrowings under the 2016 U.S. ABL Facility that resulted in Revlon, Inc. and the Company’s cash and cash equivalents balance as of September 18, 2020. For more information about Revlon, Inc. and the Company’s liquidity see “Preliminary Unaudited Financial Information of Revlon, Inc.—Preliminary Liquidity Information,” above.

(b)
Amounts of indebtedness presented in this table represent the carrying value of such indebtedness, which is net of unamortized original issue discount and deferred finance charges.  Adjustments to such indebtedness reflect the changes in such carrying values and accordingly differ from the changes in principal amount.

(c)
The 2016 U.S. ABL Facility is a revolving loan facility that matures on the earlier of (x) September 7, 2021; and (y) the 91st day prior to the maturity of the Existing Notes if, on that date (and solely for so long as), (i) any of the Existing Notes remain outstanding and (ii) the Company’s available liquidity does not exceed the aggregate principal amount of its then outstanding Existing Notes by at least $200 million.  As of June 30, 2020 on an actual  basis, $249.5 million aggregate principal amount of ABL Tranche A Loans were outstanding under the 2016 U.S. ABL Facility, which bore interest at a weighted average rate of 4.3% per annum, and the 2016 U.S. ABL Facility had a maximum committed amount of $400.0 million and a borrowing base of $307.9 million, resulting in $50.7 million available for borrowing, giving effect to $7.7 million of outstanding letters of credit.  As of June 30, 2020 on an as adjusted basis, approximately $292 million aggregate principal amount of ABL Tranche A Loans were outstanding under the 2016 U.S. ABL Facility, which bore interest at a weighted average rate of 4.3% per annum, and the 2016 U.S. ABL Facility had a maximum committed amount of $400.0 million and a borrowing base of approximately $346 million, resulting in approximately $53 million available for borrowing, giving effect to approximately $1 million of outstanding letters of credit.   As of June 30, 2020 on an as further adjusted basis, approximately $325.0 million aggregate principal amount of loans were outstanding under the 2016 U.S. ABL Facility, consisting of (a) approximately $292 million aggregate principal amount of ABL Tranche A Loans, which bore interest at a weighted average rate of 4.3% per annum and (b) approximately $33.0 million aggregate principal amount of ABL FILO Term Loans to be provided in the Exchange Offer, with the same maximum committed amount, borrowing base, available borrowings and outstanding letters of credit as on an actual basis.

(d)
The 2018 European ABL Facility is a Euro-denominated term loan facility that matures on July 9, 2021.  As of June 30, 2020 on an actual basis, an as adjusted and an as further adjusted basis, $54.5 million aggregate principal amount of loans were outstanding under the 2018 European ABL Facility, which bore interest at a rate of 7.5% per annum, with a borrowing base of $54.5 million.  A conversion rate of $1.1234 per Euro were used to convert the aforementioned amounts to U.S. dollars.

(e)
The 2020 BrandCo Term Loan Facility matures on June 30, 2025, subject to a springing maturity 91 days prior to the maturity date of the Company’s 6.25% Senior Notes due August 2024 (the “2024 Notes”) if, on such date, $100 million or more in aggregate principal amount of the 2024 Senior Notes remain outstanding.  As of June 30, 2020, on an actual basis, the loans outstanding under the 2020 BrandCo Term Loan Facility consisted of $910.6 million aggregate principal amount of BrandCo First-Lien Term Loans (bearing interest at a rate of 14.0% per annum), $806.8 million aggregate principal amount of BrandCo Second-Lien Term Loans (bearing interest at a rate of 4.25% per annum) and $3.0 million aggregate principal amount of BrandCo Third-Lien Term Loans (bearing interest at a rate of 4.25% per annum).  As of June 30, 2020, on an as adjusted basis, the loans outstanding under the 2020 BrandCo Term Loan Facility consisted of $910.6 million aggregate principal amount of BrandCo First-Lien Term Loans (bearing interest at a rate of 14.0% per annum), $843.0 million aggregate principal amount of BrandCo Second-Lien Term Loans (bearing interest at a rate of 4.25% per annum) and $3.0 million aggregate principal amount of BrandCo Third-Lien Term Loans (bearing interest at a rate of 4.25% per annum).  As of June 30, 2020, on an as further adjusted basis, the loans outstanding under the 2020 BrandCo Term Loan Facility consisted of $910.6 million aggregate principal amount of BrandCo First-Lien Term Loans (bearing interest at a rate of 14.0% per annum), $920.0 million aggregate principal amount of BrandCo Second-Lien Term Loans (bearing interest at a rate of 4.25% per annum) (reflecting an additional $77.0 million of New BrandCo Second-Lien Term Loans incurred in connection with the Exchange Offer and the payment of the BrandCo Support and Consent Consideration) and $3.0 million aggregate principal amount of BrandCo Third-Lien Term Loans (bearing interest at a rate of 4.25% per annum).

(f)
As of June 30, 2020, all loans under the 2016 Term Loan Facility are term loans maturing at the earlier of (x) September 7, 2023; and (y) the 91st day prior to the maturity of the Existing Notes if, on that date (and solely for so long as), (i) any of the Existing Notes remain outstanding and (ii) the Company’s available liquidity does not exceed the aggregate principal amount of its then outstanding Existing Notes by at least $200 million.  As of June 30, 2020 on an actual basis, $924.8 million aggregate principal amount of loans were outstanding under the 2016 Term Loan Facility, bearing interest at a weighted average rate of 4.25% per annum.  As of June 30, 2020, on an as adjusted basis and on an as further adjusted basis, there was $888.6 million aggregate principal amount of loans outstanding under the 2016 Term Loan Facility.

(g)
The 6.25% Senior Notes due 2024 consist of $450.0 million aggregate principal amount of senior unsecured notes due August 1, 2024 on a historical and an as-adjusted basis.  As of June 30, 2020, on an as further adjusted basis, $431.3 million aggregate principal amount of 6.25% Senior Notes due 2024 would be outstanding.

(h)
The Company and M&F entered into the Restated Line of Credit Facility on September 28, 2020, which amends and restates the Amended 2019 Senior Line of Credit Facility.  Under the Restated Line of Credit Facility, M&F provides the Company with a $30.0 million senior unsecured line of credit, allowing the Company to request loans thereunder and to use the proceeds of such loans for working capital and other general corporate purposes until the facility matures on December 31, 2020.  Any loans outstanding under the Amended 2019 Senior Line of Credit Facility bear interest at an annual rate of 8%, which is payable quarterly in arrears in cash. The Company is required to repay any outstanding loans under the Amended 2019 Senior Line of Credit Facility, together with accrued interest thereon, if for any reason the Company or any of its subsidiaries has available unrestricted cash that the Company determines, in its reasonable judgment, is not required to run its operations in the ordinary course of business, provided that such repayment would not result in material adverse tax consequences.  Under certain circumstances, the unsecured line of credit will terminate, being replaced by a secured line of credit, as described under “Other Recent Developments—MacAndrews & Forbes Restated Line of Credit Facility,” above.

FORWARD-LOOKING STATEMENTS

This report (including the exhibits hereto, if any) includes the Company’s plans, projected financial results and liquidity, expected synergies, strategies, focus, beliefs and expectations, which are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements in this report can be identified by the use of forward-looking terms such as "believes," "expects," “projects," “forecasts,” “may,” "will," "estimates," "should," “would,” "anticipates," "plans" or other comparable terms. Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company does not undertake any obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in results of operations and liquidity, changes in general U.S. or international economic or industry conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the date of this report. You should not rely on forward-looking statements as predictions of future events. The Company is providing the certain forward-looking information in this report solely to provide investors with certain useful information to assist them with evaluating the Exchange Offer and Consent Solicitation. This information should not be considered in isolation or as a substitute for the Company’s as reported financial results prepared in accordance with U.S. GAAP. This forward-looking information should be read in conjunction with the Company’s  financial statements and related footnotes filed with the SEC. The forward-looking statements in this report include, without limitation, the Company’s beliefs, expectations and/or estimates about the following: (i) given the Company’s liquidity profile and with cash preservation being a critical focus, the Company’s plans to continuously work to identify opportunities to optimize its cash position and utilization of cash, including implementing cost reduction initiatives, stringently allocating capital and prioritizing its investments in key territories and brands; (ii) the Company’s estimation that due to the ongoing COVID-19 related impacts on the Company’s business and cash expenses related to the Company’s 2020 Restructuring Program, the Company’s total cash flow generation from operating activities and investing activities for the three months ending December 31, 2020 will be materially lower than for the comparable periods in 2017, 2018 and 2019; (iii) the Company’s expectation to deploy a portion of its cash to satisfy certain mandatory debt payments and, in addition to cash interest payments, to make additional mandatory payments over the first three quarters of 2020 and 2021 in the range of $15 to $25 million associated with pension cash contributions, cash taxes and other public company expenses, as well as its other material cash commitments for items such as permanent displays and capital expenditures; (iv) the Company’s expectation, after giving effect to the transactions contemplated by the Offering Memorandum, to have sufficient cash to continue its and the Company’s operations for at least the next 12 months; and (v) the Company’s expectations regarding its future financial results, liquidity, supply chain and operational status, taking into account the impact of the COVID-19 pandemic. The Company’s actual results may differ materially from such forward-looking statements for a number of reasons, including, without limitation, as a result of the risks described and other items in the Company’s filings with the SEC, including Revlon’s 2019 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that it has filed or will file with the SEC during 2019 and 2020 (which may be viewed on the SEC’s website at http://www.sec.gov). Other important factors could also cause the Company’s actual results to differ materially from those indicated by expected results, including, without limitation, risks and uncertainties relating to: (i) less than expected, or other unanticipated changes in, the Company’s liquidity and cash flows, including, without limitation, due to (A) lower than expected operating revenues, cash on hand and/or funds available under the Amended 2016 Revolving Credit Facility, the ABL FILO Term Loans, New BrandCo Second-Lien Term Loans and/or the Restated Line of Credit Facility (such as due to, among other things, difficulties and/or delays in consummating the Exchange Offer) and/or from other permissible borrowings or generated from cost reductions resulting from the implementation of the Revlon 2020 Restructuring Program and/or other cost control initiatives and/or from selling certain assets in connection with the Company's ongoing Strategic Review or (B) higher than anticipated operating expenses and/or less than anticipated cash generated by the Company's operations or unanticipated restrictions or taxes on repatriation of foreign earnings; (ii) a greater than anticipated impact from COVID-19 on the Company’s cash flows, such as due to the risk of a global “second-wave” of the pandemic as re-opening plans are implemented; (iii) higher than expected operating expenses, such as higher than expected purchases of permanent displays, capital expenditures, debt service payments and costs, cash tax payments, pension and other post-retirement plan contributions, payments in connection with the Company's restructuring programs, severance not otherwise included in the Company's restructuring programs, business and/or brand acquisitions (including, without limitation, through licensing transactions), if any, additional debt and/or equity repurchases, if any, costs related to litigation, discontinuing non-core business lines and/or entering and/or exiting certain territories and/or channels of trade, advertising, promotional and marketing activities or for sales returns related to any reduction of space by the Company's customers, product discontinuances or otherwise; (iv) lower than expected operating revenues, cash on hand and/or funds available under Amended 2016 Revolving Credit Facility, the ABL FILO Term Loans, New BrandCo Second-Lien Term Loans and/or the Restated Line of Credit Facility (such as due to, among other things, difficulties and/or delays in consummating the Exchange Offer) and/or from other permissible borrowings or generated from cost reductions resulting from the implementation of the Revlon 2020 Restructuring Program and/or other cost control initiatives and/or from selling certain assets in connection with the Company's ongoing Strategic Review or higher than anticipated operating expenses and/or less than anticipated cash generated by the Company's operations or unanticipated restrictions or taxes on repatriation of foreign earnings; and/or (v) difficulties with, delays in or the inability to achieve the Company’s expected results, such as due to, among other things, the Company’s business experiencing greater than anticipated disruptions due to COVID-19 related uncertainty or other related factors making it more difficult to maintain relationships with employees, business partners or governmental entities and/or other unanticipated circumstances, trends or events affecting the Company’s  financial performance, including decreased consumer spending in response to the COVID-19 pandemic and related conditions and restrictions, weaker than expected economic conditions due to the COVID-19 pandemic and its related restrictions and conditions continuing for periods longer than currently estimated or COVID-19 expanding into more territories than currently anticipated, or other weakness in the consumption of beauty-related products, lower than expected acceptance of the Company’s new products, adverse changes in foreign currency exchange rates, decreased sales of the Company’s products as a result of increased competitive activities by the Company’s competitors and/or decreased performance by third party suppliers. Factors other than those referred to above could also cause the Company’s results to differ materially from expected results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON, INC.

By:	/s/ Michael T. Sheehan
Michael T. Sheehan
Senior Vice President, Deputy General Counsel and Secretary

REVLON CONSUMER PRODUCTS CORPORATION

By:	/s/ Michael T. Sheehan
Michael T. Sheehan
Senior Vice President, Deputy General Counsel and Secretary

Date: September 29, 2020